EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33487, 333-105833, and 333-161592) of our report dated March 15, 2012 relating to the consolidated financial statements of Barrett Business Services, Inc., and the effectiveness of internal control over financial reporting of Barrett Business Services, Inc. appearing in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Moss Adams LLP

Portland, Oregon

March 15, 2012